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                                                                   Execution
                                                                   Copy

                   SECOND AMENDMENT TO THE NOTE PURCHASE AGREEMENT


         This Second Amendment to the Note Purchase Agreement (this "Second Amendment") dated as of May 24, 1996 between ATCHISON CASTING CORPORATION (the "Company") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the "Holder");

                                 W I T N E S S E T H:

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Note Purchase Agreement dated as of July 29, 1994 (as amended by the First Amendment described below, the "Note Purchase Agreement") pursuant to which the Holder purchased $20,000,000 in aggregate principal amount of the Company's 8.44% Senior Notes due July 29, 2004 (the "Notes"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a First Amendment to the Note Purchase Agreement dated as of March 8, 1996 (the "First Amendment"); and

         WHEREAS, concurrently herewith the Company shall enter into that certain Credit Agreement with certain lenders, including without limitation, Harris Trust and Savings Bank as agent thereunder (the "Credit Agreement"), pursuant to which the Company may borrow up to $40,000,000 in the aggregate; and

         WHEREAS, concurrently herewith each Subsidiary of the Company listed on Schedule II of the Note Purchase Agreement (the "Guarantors") shall enter into a Guaranty Agreement dated as of May _, 1996 with the bank parties to the Credit Agreement (the "Credit Agreement Guaranty") pursuant to which the Guarantors joint and severally shall guarantee the due and punctual payment of all obligations of the Company arising under the Credit Agreement; and

         WHEREAS, concurrently herewith the Guarantors shall enter into a Guaranty Agreement dated as of May _, 1996 with the Holder (the "Guaranty Agreement") pursuant to which the Guarantors joint and severally shall guarantee the due and punctual payment of all obligations of the Company arising under the Note Purchase Agreement and the Notes; and

    WHEREAS, concurrently herewith the Holder and the banks

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named as parties to the Credit Agreement shall enter into an Intercreditor
Agreement dated as of May 24, 1996; and

         WHEREAS, the parties hereto desire to further amend the Note Purchase Agreement to allow the Guarantors to enter into the Credit Agreement Guaranty and the Guaranty Agreement and to make certain other amendments to the Note Purchase Agreement as provided therein;


         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree that the Note Purchase Agreement shall be and hereby is amended as follows:

    A. The Company hereby represents and warrants to the Holder that the representations and warranties with respect to the Company contained in the Note Purchase Agreement are true and correct in all material respects and the Holder shall be entitled to rely on such representations and warranties as if they were made to the Holder in this Amendment as of the date hereof.


    B.   The Note Purchase Agreement is hereby amended as follows:

         1. The TABLE OF CONTENTS to the Note Purchase Agreement is hereby amended to add or substitute the following Sections and Exhibits in the appropriate order:

              "1.7 Guaranty of Notes
               1.8 Intercreditor Agreement
               2.11 Credit Agreement
               Exhibit C Guaranty Agreement
               Exhibit D Intercreditor Agreement"

         2. The Note Purchase Agreement is hereby amended to add the following Sections after SECTION 1.6:

              "1.7. GUARANTY OF NOTES. The payment of all principal of, Makewhole Amount, if any, and interest on the Notes will be unconditionally guaranteed by each Subsidiary of the Company pursuant to a guaranty agreement among you and the Subsidiaries dated as of May , 1996 substantially in the form of EXHIBIT C (the "Guaranty Agreement")."

              "1.8. INTERCREDITOR AGREEMENT. Concurrently with the execution of the Guaranty Agreement, you and the banks named

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as parties to the Credit Agreement are entering into an Intercreditor Agreement dated as of May , 1996, substantially in the form of EXHIBIT D."


         3. SECTION 2.11 of the Note Purchase Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof:

              "2.11. CREDIT AGREEMENT. The Credit Agreement dated as of May , 1996 (the "Credit Agreement") among the Company, Harris Trust and Savings Bank, as agent, and the other banks named therein shall have been entered into and shall contain provisions such that (i) the financial covenants and related definitions contained in the Credit Agreement shall be identical to SECTIONS 6.1 THROUGH 6.9, inclusive, and the related definitions, contained in this Agreement, and the Credit Agreement shall contain no financial covenants which are not also contained in this Agreement and (ii) the obligations of the Company thereunder shall rank PARI PASSU with the obligations of the Company under this Agreement and the Notes."


         4.  SECTION 6.3 of the Note Purchase Agreement is hereby amended by
(i) deleting the "and" at the end of subsection (c) thereof, (ii) deleting the "." at the end of subsection (d) thereof and inserting in its place ";" and
(iii) inserting after subsection (d) the following subsections (e), (f) and (g):

         "(e) La Grange Foundry Inc. may become and remain liable with respect to up to $5,100,000 of Debt to the Missouri Development Finance Board in connection with the issuance by the Missouri Development Finance Board of its $5,100,000 Industrial Development Revenue Bonds Series 1996 (La Grange Foundry Inc. Project);

         (f) each Subsidiary may become and remain liable in respect of the obligations of the Company under the Credit Agreement pursuant to the Credit Agreement Guaranty; and

         (g) each Subsidiary may become and remain liable in respect of the Company's obligations hereunder and under the Notes pursuant to the Guaranty Agreement."

         5. SECTION 6.5 (c) of the Note Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new section in lieu thereof:

    "(c)(i) the Company and its Subsidiaries may continue to own

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the Investments existing on the date hereof and described in SCHEDULE V and (ii)
each Subsidiary may become and remain a party to the Guaranty Agreement and the Credit Agreement Guaranty;"

         6. The Note Purchase Agreement is hereby amended by inserting a sentence at the end of SECTION 6.13 as follows:

         "As a condition to establishing or acquiring any Subsidiary, the Company shall (i) cause such Subsidiary to execute and deliver to you and to each other institutional holder of outstanding Notes a Guaranty Agreement in the form of EXHIBIT C, (ii) deliver to you and each other institutional holder of outstanding Notes copies of (x) such Subsidiary's Articles of Incorporation and Bylaws and any amendments thereto and (y) such other documentation relating to the authorization for execution and delivery of and validity of such Subsidiary's obligations under the Guaranty Agreement, in each instance certified by the Secretary or Assistant Secretary of such Subsidiary, and (iii) deliver to you and each other institutional holder of outstanding Notes an updated SCHEDULE II to reflect the new Subsidiary."

         7. SECTION 8.1 of the Note Purchase Agreement is hereby amended as follows:

    (i) by inserting "(i)" after "(d)" in subsection (d);

    (ii) by adding a subsection (d)(ii) after subsection (d)(i):

          "(ii) default shall be made by any Subsidiary in the due performance or observance of any covenant, provision, agreement or condition contained in the Guaranty Agreement and such default shall have continued for a period of 30 days after the earlier of (x) the date on which any Responsible Officer of the Company first has knowledge of such default and (y) the giving of notice to the Subsidiary or the Company of such default by any holder or holders of a Note or Notes; or"; and

    (iii) by deleting subsection (i) in its entirety and substituting the following new subsection (i) in lieu thereof:

         "(i) any representation or warranty made by the Company in this Agreement or by any Subsidiary in the Guaranty Agreement or in any certificate or other instrument delivered hereunder or thereunder or pursuant hereto or thereto or in connection with any provision hereof or thereof shall prove to have been false or incorrect or breached in any material respect on the date as of which made; or".


         8.   SECTION 9.1 of the Note Purchase Agreement is

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hereby amended by inserting the following definitions in the appropriate alphabetical order:

         "(i) CREDIT AGREEMENT GUARANTY: the guaranty agreement among the banks named in the Credit Agreement and the Subsidiaries of the Company in the form of Exhibit E to the Credit Agreement.

         (ii) GUARANTY AGREEMENT: as defined in SECTION 1.7.

         (iii) INTERCREDITOR AGREEMENT: as defined in Section 1.8."

         9. SCHEDULES II, III, V AND 5.2 to the Note Purchase Agreement shall be deleted and SCHEDULES II, III, V AND 5.2 attached hereto shall be substituted in lieu thereof.

         10. The last line of SECTION 12(a)(ii) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         ",(D) modify any provision of this Section or (E) release any Subsidiary from its obligations under the Guaranty Agreement."


    C. This Second Amendment shall become effective upon satisfaction of the following conditions:

1. The Credit Agreement, the Credit Agreement Guaranty and the Guaranty Agreement and all other documents, certificates or instruments required to be delivered pursuant thereto shall have been executed and delivered.

2. The due authorization, execution and delivery of this Second Amendment.

3. No Default or Event of Default has occurred and is continuing.


    This Second Amendment may be executed in any number of counterparts and by each party hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Note Purchase Agreement shall remain unchanged and in full force and effect. All references to the Note Purchase Agreement in any document shall be deemed to be references to the Note Purchase Agreement as amended hereby. All capitalized terms used herein without

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definition shall have the same meaning herein as they have in the Note Purchase
Agreement.

    This Second Amendment shall be construed and governed by and in accordance with the laws of the State of New York.

         Dated as of the date first above written.


                             ATCHISON CASTING CORPORATION



                             By /s/ Kevin T. McDermed
                                -----------------------------------
                                Name:  Kevin T. McDermed
                                Title: V.P. & Treasurer



                             TEACHERS INSURANCE AND ANNUITY
                                 ASSOCIATION OF AMERICA



                             By /s/ Niamh P. Fitzgerald
                                -----------------------------------
                                Name:  Niamh P. Fitzgerald
                                Title: Director-Private Placements

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